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                                                                     EXHIBIT 3.3

                             AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                   GEOCITIES

                 (Pursuant to Sections 228, 242 and 245 of the
               General Corporation Law of the State of Delaware)

          GeoCities (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

          DOES HEREBY CERTIFY:

          FIRST: That the Corporation was originally incorporated in Delaware under the name GeoCities, Inc. and the date of its filing of its original Certificate of Incorporation with the Secretary of State of Delaware was June 2, 1998. On July 31, 1998, the Corporation filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation in connection with the filing of an Agreement and Plan of Merger between GeoCities, a California corporation and the Corporation.

          SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the issued and outstanding Common Stock, $0.0025 par value, and Preferred Stock, $0.0025 par value, voting as a single class and as separate classes, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and the Amended and Restated Certificate of Incorporation.

          THIRD: That the resolution setting forth the proposed amendment and restatement is as follows:

          "RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

                                  ARTICLE I.
                                     NAME

          The name of the corporation is GeoCities.
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                                  ARTICLE II.
                               REGISTERED OFFICE

          The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                 ARTICLE III.
                                 POWERS/TERM

          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

                                  ARTICLE IV.
                                 CAPITAL STOCK

          A. CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 65,000,000 shares. 60,000,000 shares, par value $0.001 per share, shall be Common Stock and 5,000,000 shares, par value $0.001 per share, shall be Preferred Stock. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law.

          B.  COMMON STOCK.

              (1) GENERAL. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of any then outstanding Preferred Stock.

              (2) DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential rights of any then outstanding Preferred Stock.

              (3) DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

              (4) VOTING RIGHTS. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the

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Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or this Amended and Restated Certificate, holders of Preferred Stock shall vote together with holders of Common Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

              (5)  REDEMPTION.  The Common Stock is not redeemable.

          C. PREFERRED STOCK. The Board of Directors is authorized, without further stockholder approval, subject to limitations prescribed by law, by the rules of any national securities exchange or any body administering any automated quotation system upon which the Company's capital stock is traded, if applicable, and by the provisions of this ARTICLE IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the General Corporation Law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without a vote of the holders of Common Stock and/or Preferred Stock. The designation, powers, preferences, and rights of any such series may be subordinated to, pari passu
                                                                   ---- -----
with (including, without limitation, inclusion in provisions with respect to dividend rights and liquidation preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.

          The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series;

          (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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          (7)  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of that series; and

          (8) Any other relative rights, preferences and limitations of that series.

          Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

          D. PREEMPTIVE RIGHTS. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the Board of Directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                                  ARTICLE V.
                                  DIRECTORS

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

          A. NUMBER. The number of directors of the Corporation shall be such number, not less than five (5) nor more than ten (10) (exclusive of directors, if any, to be elected by holders of Preferred Stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the Bylaws of this Corporation. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders and when the director's successor is elected and qualified.

          B. TERM. Each director shall serve for a term ending on the date of the next annual meeting; provided, that each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

          C. REMOVAL OF DIRECTORS. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed, at any time, but only for cause. Notwithstanding the foregoing, whenever the holders of any one or more series

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of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this ARTICLE V.C. shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

          D. ELECTION BY WRITTEN BALLOT. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          E. BYLAWS. The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Any Bylaws made by the directors under the powers conferred hereby may be amended or repealed by the stockholder; provided, that notwithstanding the foregoing or anything else contained in this Amended and Restated Certificate of Incorporation or the Bylaws of this Corporation to the contrary, the Bylaws shall not be repealed by the stockholders, and no Bylaw provision inconsistent with a Bylaw provision adopted by the Board of Directors shall be adopted by the stockholders, without the affirmative vote of the holders of at least 66.67% of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (considered for this purpose as one class).

                                  ARTICLE VI.
                              STOCKHOLDER MEETINGS

          A. LOCATION AND BOOKS AND RECORDS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

          B. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by statute, shall be called by the Chairman of the Board (or Secretary at the request in writing of the Chairman of the Board), or a majority of the members of the Board of Directors.

          C. WRITTEN CONSENTS. Any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

                                 ARTICLE VII.
                       LIMITATION OF DIRECTORS' LIABILITY

          Except to the extent that the General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. If the General Corporation Law is amended after approval by the stockholders of this ARTICLE VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or

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alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                 ARTICLE VIII.
                                INDEMNIFICATION

          The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

          Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the indemnitee to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this ARTICLE VIII, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

          The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

          The indemnification rights provided in this ARTICLE VIII (i) shall not be deemed exclusive of any other rights to which Indemnitees may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this ARTICLE VIII.

                                  ARTICLE IX.
                            AMENDMENT OF CERTIFICATE

          The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES V, VI, VII, VIII, and this ARTICLE IX may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 66.67% of the outstanding shares of capital stock

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of the Corporation entitled to vote generally in the election of directors
(considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting)."

                                    *  *  *

          FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

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          IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been signed by the President and the Secretary of the Corporation as of this 3rd day of August, 1998.

                                     /s/ Thomas R. Evans
                                    ___________________________________
                                    Thomas R. Evans, President


                                     /s/ David C. Bohnett
                                    ___________________________________
                                    David C. Bohnett, Secretary

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